Exhibit 99.1

News Release

Rockwell Collins reports first quarter financial results

•	Earnings per share increase 10% to $1.10 including B/E Aerospace deal costs

•	Pending B/E Aerospace acquisition expected to close in the spring

CEDAR RAPIDS, Iowa (January 20, 2017) - Rockwell Collins, Inc. (NYSE: COL) today reported sales for the first quarter of fiscal year 2017 of $1.2 billion, a 2% increase from the same period in fiscal year 2016. First quarter fiscal year 2017 earnings per share from continuing operations increased to $1.10 compared to $1.00 in the prior year. Earnings per share from continuing operations for the first quarter of fiscal year 2017 includes 10 cents of expenses related to the pending acquisition of B/E Aerospace. Earnings per share from continuing operations in the first quarter of fiscal year 2016 included a 21 cent restructuring and asset impairment charge partially offset by an 18 cent benefit from the retroactive reinstatement of the Federal Research & Development Tax Credit. Excluding these items, adjusted earnings per share increased 17% to $1.20 compared to $1.03 in the prior year.

"I'm pleased to report a very strong quarter of operating performance with total segment margins increasing 90 basis points and adjusted earnings per share growing 17% over the prior year,” said Rockwell Collins Chairman, President, and Chief Executive Officer, Kelly Ortberg. “First quarter sales were as anticipated with solid growth in our Government Systems and Information Management Services segments as well as a decline in Commercial Systems sales due to headwinds from lower business jet and aftermarket sales.  As a result, we are reaffirming our financial guidance for the full year."

Ortberg continued, "We are making good progress with our pending acquisition of B/E Aerospace, which will strengthen our position as a leading supplier of cockpit and cabin solutions.  Our integration planning teams are moving full speed ahead and all of our targets remain intact. I continue to be confident in our ability to achieve our synergy targets while focusing on successfully integrating these two great companies.  The next major milestones include shareholder and various regulatory approvals, all of which we expect to complete in the coming months.”

Following is a discussion of fiscal year 2017 first quarter sales and earnings for each business segment.

Commercial Systems

Commercial Systems, which provides aviation electronics systems, products and services to air transport, business and regional aircraft manufacturers and airlines worldwide, achieved 2017 first quarter results as summarized below.

(dollars in millions)	Q1 FY17	Q1 FY16	Inc/(Dec)
Commercial Systems sales
Original equipment	$318	$313	2%
Aftermarket	225	238	(5)%
Wide-body in-flight entertainment	6	11	(45)%
Total Commercial Systems sales	$549	$562	(2)%

Operating earnings	$125	$125	—%
Operating margin rate	22.8%	22.2%	60 bps

•
Original equipment sales increased due to higher product deliveries in support of the Airbus A350 and Bombardier CSeries production rate increases, favorable customer timing for airline selectable equipment, and higher customer-funded development program revenues, partially offset by lower business aircraft OEM production rates.

•	Aftermarket sales decreased due to lower regulatory mandate sales, lower spares provisioning, and lower head-up display retrofit sales to customers in China.

•
Commercial Systems operating earnings were flat and operating margin improved 60 basis points over the prior year. Operating margin was favorably impacted by lower research and development expense and cost saving initiatives, partially offset by a $13 million decrease in sales and sales mix, as lower margin customer-funded development revenues increased and higher margin business jet OEM sales decreased.

Government Systems

Government Systems provides a broad range of electronic products, systems and services to customers including the U.S. Department of Defense, other government agencies, civil agencies, defense contractors and ministries of defense around the world. Results from the first quarter of 2017 are summarized below.

(dollars in millions)	Q1 FY17	Q1 FY16	Inc/(Dec)
Government Systems sales
Avionics	$319	$293	9%
Communication and Navigation	156	158	(1)%
Total Government Systems sales	$475	$451	5%

Operating earnings	$96	$86	12%
Operating margin rate	20.2%	19.1%	110 bps

•	Avionics sales increased due to higher simulation and training program revenues and higher fixed-wing platform revenues.

•	Communication and Navigation sales decreased due to lower communication revenues partially offset by higher datalink program sales.

•	Operating earnings and operating margin increased due to higher sales volume and cost savings initiatives.

Information Management Services

Information Management Services (IMS) provides communication services, systems integration and security solutions across the aviation, airport, rail and nuclear security markets. Results from the first quarter of 2017 are summarized below.

(dollars in millions)	Q1 FY17	Q1 FY16	Inc/(Dec)
Information Management Services sales	$169	$156	8%

Operating earnings	$30	$24	25%
Operating margin rate	17.8%	15.4%	240 bps

•	IMS sales increased primarily due to double-digit growth in aviation related sales.

•	IMS operating earnings and operating margin increased due to higher sales volume.

Corporate and Financial Highlights

Income Taxes
The company's effective income tax rate from continuing operations was 28.6% for the first quarter of fiscal year 2017 compared to a rate of 15.3% for the same period last year. The higher current year effective income tax rate from continuing operations was primarily due to the timing of the Federal R&D Tax Credit. On December 18, 2015, the Protecting Americans from Tax Hikes Act was enacted which permanently reinstated the Federal R&D Tax Credit retroactive to January 1, 2015. This favorable tax credit had previously expired on December 31, 2014.

Cash Flow
Cash used for operating activities from continuing operations was $101 million for the first quarter of fiscal year 2017, compared to $91 million in the first quarter of fiscal year 2016. The increase in cash used for operating activities was due primarily to higher income tax payments, partially offset by higher cash collections from customers.

The Company paid a dividend on its common stock of 33 cents per share, or $43 million, in the first quarter of 2017.

Fiscal Year 2017 Outlook

The following table is a summary of the company's financial guidance for continuing operations for fiscal year 2017, which is unchanged from the guidance previously provided on October 23, 2016. This financial guidance is based on stand-alone expectations for Rockwell Collins and does not contemplate the impact of the pending acquisition of B/E Aerospace.

•	Total sales	$5.3 billion to $5.4 billion
•	Total segment operating margins	About 21.0%
•	Free cash flow	$600 million to $700 million (1)
•	Total research & development investment	$900 million to $950 million (2)
•	Full year income tax rate	28% to 29%

(1) - The Company's free cash flow expectations assume capital expenditures will total about $200 million, and net pre-production engineering costs capitalized in inventory is expected to increase about $50 million in fiscal year 2017.
(2) - Total research and development investment consists of company and customer funded research & development expenditures as well as the net increase in pre-production engineering costs capitalized within inventory.

Non-GAAP Financial Information
Total segment operating margin is a non-GAAP measure and is reconciled to the related GAAP measure, Income from continuing operations before income taxes, in the Segment Sales and Earnings Information schedule in this press release. Total segment operating margin is calculated as total segment operating earnings divided by total sales. The non-GAAP total segment operating margin information included in this disclosure is believed to be useful to investors' understanding and assessment of the Company's ongoing operations.

See also the supplemental schedule included in this press release for a reconciliation of other non-GAAP measures including free cash flow and adjusted earnings per share.

Conference Call and Webcast Details
Rockwell Collins Chairman, President and CEO, Kelly Ortberg, and Senior Vice President and CFO, Patrick Allen, will conduct an earnings conference call at 9:00 a.m. Eastern Time on January 20, 2017. Individuals may listen to the call and view management's supporting slide presentation on the Internet at www.rockwellcollins.com. Listeners are encouraged to go to the Investor Relations portion of the web site at least 15 minutes prior to the call to download and install any necessary software. The call will be available for replay on the Internet at www.rockwellcollins.com.

Business Highlights

Rockwell Collins expands airport passenger processing offering with acquisition of Pulse.Aero
Rockwell Collins acquired Pulse.Aero Limited, a UK-based company specializing in self-service bag drop solutions and airline applications, to enhance the company’s passenger processing services for airports and airlines. This acquisition further expands Rockwell Collins’ Information Management Services strategy to enable the connected aviation ecosystem.

Rockwell Collins successfully completed qualification testing as part of the HMS Manpack radio contract
Rockwell Collins successfully completed qualification testing as part of the the U.S. Army’s Handheld, Manpack and Small Form Fit program.

China Eastern Airlines selected Rockwell Collins’ PAVES™ On-demand IFE, MultiScan™ ThreatTrack radar and MMR for several hundred aircraft
Rockwell Collins’ PAVE On-demand in-flight entertainment system will be installed on 30 Next-Generation Boeing 737 and 60 737 MAX aircraft. Additionally, various avionics systems will be featured on 15 Airbus A330, 70 A320neo, 50 Next-Generation Boeing 737 and 60 737 MAX aircraft based on aircraft configuration, such as MultiScan ThreatTrack weather radar, GLU-925 Multi-Mode Receiver and Head-up Guidance System.

Defense Information System Agency/Defense Information Technology Contracting Organization awards flight services contract to Rockwell Collins
The Defense Information System Agency /Defense Information Technology Contracting Organization awarded a Data Link Service Provider (DSP) contract to Rockwell Collins. The DSP contract, with options, represents a potential five year agreement for the provision of Command and Control communications, broadband cabin services, global flight planning and flight deck safety services.

Data Link Solutions to Strengthen F-16 Tactical Communications for U.S. Foreign Military Sales Requirements
Data Link Solutions (DLS), a joint venture between Rockwell Collins and BAE Systems, will provide improved tactical Link 16 communication capabilities for the F-16 fleet of Foreign Military Sales customers. The U.S. Navy Space and Naval Warfare Systems Command has awarded DLS an $11.7 million contract for the production of Multifunctional Information Distribution System - Low Volume Terminals (MIDS-LVTs) for the F-16 Link 16 program and the option of $7.7 million for additional MIDS-LVT terminals.

Rockwell Collins to modernize Chilean Navy P-3 Orion avionics
Rockwell Collins’ Flight2™ integrated avionics system was selected by IMP Aerospace for the Chilean Navy’s cockpit modernization program for its P-3 Orion Maritime Patrol Aircraft.

Rockwell Collins’ modification services selected for B-52 Training System
Rockwell Collins, as subcontractor to Aviation Training Consulting (ATC), will assist ATC in providing training systems modifications to the B-52 Training System. The contract runs through 2024 and will ensure the Air Force’s ability to maintain crew readiness for its bomber strike force.

Rockwell Collins awarded $27 million to activate U.S. Navy P-8A Poseidon radio components depot capability
Rockwell Collins was awarded $27 million to activate a depot capability for the U.S. Navy P-8A Poseidon aircraft HF-121C and miscellaneous radio components. Under contract through 2020, establishing this depot capability creates military jobs, reduces the repair pipeline and improves availability of aircraft.

Rockwell Collins was selected to support cockpit equipment for U.S. Army CH-47F
Rockwell Collins won a follow-on service and support contract for its Common Avionics Architecture System on the U.S. Army’s CH-47F helicopter fleet. The contract covers up to 1,910 units by 2021.

Rockwell Collins signs agreement with Japan’s Nippon Automated Cargo and Port Consolidated System, Inc. to enhance border security
Rockwell Collins announced a strategic agreement with Nippon Automated Cargo and Port Consolidated System, Inc. (NACCS Center) to help secure Japan’s borders using the company’s ARINC Border Management solution.

Rockwell Collins won a new contract for common use check-in platform at John F. Kennedy International Airport
Rockwell Collins has been awarded a contract by International Airlines Group to replace the current check-in technology in Terminal 7 at John F. Kennedy International Airport with the Company’s common use passenger processing platform.

Mandalay International Airport selected Rockwell Collins to improve passenger processing
Mandalay International Airport passengers will realize an enhanced check-in experience with the implementation of a new passenger processing system from Rockwell Collins. Rockwell Collins is providing its ARINC vMUSE Common Use Passenger Processing System solutions at the airport, the second largest in Myanmar.

Rockwell Collins awarded $67 million contract to complete subsystem development for Navy’s next generation precision landing system
Rockwell Collins received a $67 million, six-year contract from Raytheon Company in support of the U.S. Navy and Naval Air Systems Command to complete the subsystem development required for production of its next generation Joint Precision Approach and Landing System (JPALS). Rockwell Collins is a major supplier to the JPALS program and is designing, developing, testing and producing the subsystems for navigation and communication. The company is also providing significant systems engineering support, as well as integrated logistics.

Rockwell Collins HG and EVS certified on Legacy 450/500
Rockwell Collins' HG-3500, the industry’s first Head-up Guidance System (HG) developed for mid-size and light business aircraft and multi-spectral EVS-3000 enhanced vision system have been certified for the Embraer Legacy 450 and Legacy 500 executive jets-the first certification for both technologies. The systems bring revolutionary flight deck technology to the business aviation market segment that enhance pilot situational awareness and increase safety.

Rockwell Collins selected by U.S. Army to repair U.S. UH-60 displays units by 2020
The U.S. Army selected Rockwell Collins to service the MFD-268C4 multi-function display units for its UH-60M Black Hawk fleet under a five-year firm-fixed-price, indefinite delivery, indefinite quantity contract.

About Rockwell Collins
Rockwell Collins is a pioneer in the development and deployment of innovative communication and aviation electronic solutions for both commercial and government applications. Our expertise in flight deck avionics, cabin electronics, mission communications, simulation and training and information management services is delivered by a global workforce, and a service and support network that crosses more than 150 countries. To find out more, please visit www.rockwellcollins.com.

Safe Harbor Statement
This press release contains statements, including statements regarding certain projections, business trends, and the proposed acquisition of B/E Aerospace that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the financial condition of our customers and suppliers, including bankruptcies; the health of the global economy, including potential deterioration in economic and financial market conditions; adjustments to the commercial OEM production rates and the aftermarket; the impacts of natural disasters and pandemics, including operational disruption, potential supply shortages and other economic impacts; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; delays related to the award of domestic and international contracts; delays in customer programs, including new aircraft programs entering service later than anticipated; the continued support for military transformation and modernization programs; potential impact of volatility in oil prices, currency exchange rates or interest rates on the commercial aerospace industry or our business; the impact of terrorist events on the commercial aerospace industry; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; potential unavailability of our mission-critical data and voice communication networks; unfavorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us, our customers, and our suppliers; performance of our customers and subcontractors; risks inherent in development and fixed-price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to internal performance plans such as restructuring activities, productivity and quality improvements and cost reduction initiatives; achievement of ARINC integration and synergy plans as well as our other acquisition and related integration plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with laws and regulations including compliance requirements associated with U.S. Government work, export control and environmental regulations; risk of asset impairments; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; the uncertainties of the outcome of lawsuits, claims and legal proceedings; risk that one or more closing conditions to the acquisition of B/E Aerospace, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of each of B/E Aerospace and Rockwell Collins may not be obtained; risk of unexpected costs, charges or expenses resulting from the proposed acquisition of B/E Aerospace; uncertainty of the expected financial performance of the combined company following completion of the proposed acquisition of B/E Aerospace; failure to realize the anticipated benefits of the proposed acquisition of B/E Aerospace, including as a result of delay in completing the proposed transaction or integrating the businesses of Rockwell Collins and B/E Aerospace; risk to the ability of the combined company to implement its business strategy; risk of an occurrence of any event that could give rise to termination of the merger agreement; risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof and the company assumes no obligation to update any forward-looking statement.

No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find it
In connection with the proposed transaction, Rockwell Collins has filed with the SEC a registration statement on Form S-4 (SEC File No. 333-214774) that includes a preliminary joint proxy statement/prospectus of Rockwell Collins and B/E

Aerospace and other documents related to the proposed transaction. These materials are not yet final and will be amended. The registration statement has not been declared effective by the SEC. After the registration statement is declared effective by the SEC, Rockwell Collins and B/E Aerospace will each file with the SEC a definitive joint proxy statement/prospectus and other documents with respect to the proposed transaction and a definitive joint proxy statement/prospectus will be mailed to stockholders of Rockwell Collins and B/E Aerospace. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE JOINT PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS TO THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED BY ROCKWELL COLLINS OR B/E AEROSPACE WITH THE SEC BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Rockwell Collins and/or B/E Aerospace through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by Rockwell Collins with the SEC on Rockwell Collins’ internet website at http://www.rockwellcollins.com or by contacting Rockwell Collins’ Investor Relations at Rockwell Collins, 400 Collins Rd. NE, Cedar Rapids, IA 52498 or by calling (319) 295-7575. Investors and security holders will also be able to obtain free copies of the documents filed by B/E Aerospace with the SEC on B/E Aerospace’s internet website at http://www.beaerospace.com or by contacting B/E Aerospace’s Investor Relations at B/E Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL or by calling (561) 791-5000.

Participants in the Solicitation
Rockwell Collins, B/E Aerospace, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the directors and executive officers of Rockwell Collins is contained in Rockwell Collins’ proxy statement for its 2017 annual meeting of stockholders, filed with the SEC on December 15, 2016, and Rockwell Collins’ Current Report on Form 8-K, filed with the SEC on January 10, 2017. Information regarding the directors and executive officers of B/E Aerospace is contained in B/E Aerospace’s proxy statement for its 2016 annual meeting of stockholders, filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary joint proxy statement/prospectus filed with the SEC.

Media Contact:	Investor Contact:
Pam Tvrdy	Ryan Miller
319.295.0591	319.295.7575
pam.tvrdy@rockwellcollins.com	investorrelations@rockwellcollins.com

ROCKWELL COLLINS, INC.
SEGMENT SALES AND EARNINGS INFORMATION
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended
	December 31
	2016	2015
Sales:
Commercial Systems	$549	$562
Government Systems	475	451
Information Management Services	169	156
Total sales	$1,193	$1,169

Segment operating earnings:
Commercial Systems	$125	$125
Government Systems	96	86
Information Management Services	30	24
Total segment operating earnings	251	235

Interest expense(1)	(20)	(15)
Stock-based compensation	(6)	(6)
General corporate, net	(11)	(12)
Transaction costs for pending B/E Aerospace acquisition(1)	(11)	—
Restructuring and asset impairment charges	—	(45)
Income from continuing operations before income taxes	203	157
Income tax expense	(58)	(24)

Income from continuing operations	$145	$133
Income from discontinued operations, net of taxes	—	2
Net income	$145	$135

Diluted earnings per share:
Continuing operations	$1.10	$1.00
Discontinued operations	—	0.02
Diluted earnings per share	$1.10	$1.02

Weighted average diluted shares outstanding	131.9	132.8
(1) During the three months ended December 31, 2016, the Company incurred $3 million of bridge facility fees related to the pending B/E Aerospace acquisition. These costs are included in Interest expense; therefore total transaction costs related to the pending acquisition of B/E Aerospace during this time period were $14 million.

The following table summarizes sales by category for the three months ended December 31, 2016 and 2015 (unaudited, in millions):

	Three Months Ended
	December 31
	2016	2015
Commercial Systems sales:
Air transport aviation electronics:
Original equipment	$200	$183
Aftermarket	123	133
Wide-body in-flight entertainment	6	11
Total air transport aviation electronics	329	327

Business and regional aviation electronics:
Original equipment	118	130
Aftermarket	102	105
Total business and regional aviation electronics	220	235
Total Commercial Systems sales	$549	$562

Commercial Systems sales:
Total original equipment	$318	$313
Total aftermarket	225	238
Wide-body in-flight entertainment	6	11
Total Commercial Systems sales	$549	$562

Government Systems Sales:
Avionics	$319	$293
Communication and Navigation	156	158
Total Government Systems Sales	$475	$451

Information Management Services sales	$169	$156

Total sales	$1,193	$1,169

The following table summarizes total Research and Development Investment by segment and funding type for the three months ended December 31, 2016 and 2015 (unaudited, dollars in millions):

	Three Months Ended
	December 31
	2016	2015
Research and Development Investment
Customer-funded:
Commercial Systems	$65	$47
Government Systems	98	87
Information Management Services	2	2
Total Customer-funded	165	136

Company-funded:
Commercial Systems	27	35
Government Systems	18	17
Information Management Services (1)	—	—
Total Company-funded	45	52
Total Research and Development Expense	210	188

Increase in Pre-production Engineering Costs, Net	—	40
Total Research and Development Investment	$210	$228

Percent of Total Sales	17.6%	19.5%
(1) Research and development expenses for the Information Management Services segment do not include costs of internally developed software and other costs associated with the expansion and construction of network-related assets. These costs are capitalized as Property on the Summary Balance Sheet.

ROCKWELL COLLINS, INC.
SUMMARY BALANCE SHEET
(Unaudited)
(in millions)

	December 31, 2016	September 30, 2016
Current Assets:
Cash and cash equivalents	$308	$340
Receivables, net	1,027	1,094
Inventories, net(1)	2,011	1,939
Other current assets	143	117
Total current assets	3,489	3,490

Property	1,032	1,035
Goodwill	1,926	1,919
Intangible Assets	682	667
Deferred Income Taxes	197	219
Other Assets(2)	383	369
TOTAL ASSETS	$7,709	$7,699

Current Liabilities:
Short-term debt	$920	$740
Accounts payable	461	527
Compensation and benefits	195	269
Advance payments from customers	251	283
Accrued customer incentives	257	246
Product warranty costs	84	87
Other current liabilities	173	194
Total current liabilities	2,341	2,346

Long-term Debt, Net(2)	1,356	1,374
Retirement Benefits	1,564	1,660
Other Liabilities	240	235
Equity	2,208	2,084
TOTAL LIABILITIES AND EQUITY	$7,709	$7,699

(1) Inventories, net is comprised of the following:
	December 31, 2016	September 30, 2016
Inventories, net:
Production inventory	$871	$799
Pre-production engineering costs	1,140	1,140
Total Inventories, net	$2,011	$1,939

Pre-production engineering costs include costs incurred during the development phase of a program in connection with long-term supply arrangements that contain contractual guarantees for reimbursement from customers. These costs are deferred in Inventories, net to the extent of the contractual guarantees and are amortized to customer-funded research and development expense within cost of sales over their estimated useful lives using a units-of-delivery method, up to 15 years.

(2) During the three months ended December 31, 2016, the Company adopted new accounting guidance requiring debt issuance costs to be presented on the Condensed Consolidated Statement of Financial Position as a deduction from the carrying amount of the related debt liability. As a result, $8 million of debt issuance costs were reclassified from Other Assets to Long-term Debt, Net as of September 30, 2016.

ROCKWELL COLLINS, INC.
CONDENSED CASH FLOW INFORMATION
(Unaudited, in millions)

	Three Months Ended
	December 31
	2016	2015
Operating Activities:
Net income	$145	$135
Income from discontinued operations, net of tax	—	2
Income from continuing operations	145	133
Adjustments to arrive at cash provided by operating activities:
Non-cash restructuring charges	—	6
Depreciation	37	35
Amortization of intangible assets and pre-production engineering costs	23	23
Stock-based compensation expense	6	6
Compensation and benefits paid in common stock	16	12
Excess tax benefit from stock-based compensation	—	(3)
Deferred income taxes	11	15
Pension plan contributions	(58)	(58)
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments:
Receivables	47	16
Production inventory	(84)	(84)
Pre-production engineering costs	(38)	(49)
Accounts payable	(49)	(32)
Compensation and benefits	(71)	(54)
Advance payments from customers	(29)	(28)
Accrued customer incentives	11	2
Product warranty costs	(3)	(2)
Income taxes	(16)	7
Other assets and liabilities	(49)	(36)
Cash (Used for) Operating Activities from Continuing Operations	(101)	(91)
Investing Activities:
Property additions	(52)	(48)
Acquisition of business, net of cash acquired	(11)	—
Cash (Used for) Investing Activities from Continuing Operations	(63)	(48)
Financing Activities:
Repayment of short-term borrowings	(300)	—
Purchases of treasury stock	(5)	(96)
Cash dividends	(43)	(43)
Increase in short-term commercial paper borrowings, net	480	357
Proceeds from the exercise of stock options	15	3
Excess tax benefit from stock-based compensation	—	3
Other financing activities	(1)	(1)
Cash Provided by Financing Activities from Continuing Operations	146	223
Effect of exchange rate changes on cash and cash equivalents	(14)	(2)
Cash Provided by Discontinued Operations	—	—
Net Change in Cash and Cash Equivalents	(32)	82
Cash and Cash Equivalents at Beginning of Period	340	252
Cash and Cash Equivalents at End of Period	$308	$334

ROCKWELL COLLINS, INC.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in millions, except per share amounts)

The adjusted earnings per share non-GAAP information included in this press release is believed to be useful to an investor's understanding and assessment of our on-going operations and to reflect certain non-operating items impacting comparability between periods. The Company does not intend for the non-GAAP information to be considered in isolation or as a substitute for the related GAAP measures. The non-GAAP information is intended to clarify the impact certain items had on our year-over-year comparative results.

	Three Months Ended
	December 31
	2016	2015
Earnings per share from continuing operations, as reported	$1.10	$1.00
B/E Aerospace transaction costs	0.08	—
B/E Aerospace transaction credit facility fees	0.02	—
Restructuring and asset impairment charges	—	0.21
Retroactive Federal R&D tax credit benefit	—	(0.18)
Earnings per share from continuing operations, as adjusted	$1.20	$1.03

Free cash flow is a non-GAAP measure and is reconciled to the related GAAP measure, Cash Provided by Operating Activities from Continuing Operations below. Free cash flow is calculated as Cash Provided by Operating Activities from Continuing Operations less Property Additions. The non-GAAP free cash flow information included in this disclosure is believed to be useful to investors’ understanding and assessment of the Company’s ongoing operations.

	Three Months Ended
	December 31
	2016	2015
Cash Used for Operating Activities from Continuing Operations	$(101)	$(91)
Less: Property Additions	(52)	(48)
Free Cash Flow	$(153)	$(139)